                                                                   EXHIBIT 10.41

THE PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION (THE "SECURITIES") BEING SUBSCRIBED FOR HEREIN HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, (THE "1933 ACT") OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE 1933 ACT. THE SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SHARES ARE REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IS OBTAINED WHICH IS REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH OFFERS, SALES AND TRANSFERS MAY BE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

           SERIES A CONVERTIBLE PREFERRED STOCK ACQUISITION AGREEMENT

                   THIS SERIES A CONVERTIBLE PREFERRED STOCK ACQUISITION AGREEMENT (the "Agreement") is made as of the 27th day of October, 2000, by and between Bionutrics, Inc., a Nevada corporation (the "Company"), and Milton Okin ("Acquiror").

THE PARTIES HEREBY AGREE AS FOLLOWS:

         1.       Acquisition of Preferred Stock.

                  1.1 Issuance of Preferred Stock. On the basis of the representations, warranties and agreements contained herein and subject to the terms and conditions herein set forth, the Company agrees to issue to Acquiror 591,850 shares of its Series A Convertible Preferred Stock, $.001 par value (the "Shares") as described in Exhibit A. The Shares and the Common Stock issuable upon conversion are hereinafter referred to as the "Securities."

                  1.2 Consideration. The consideration for the issuance of the Shares is the cancellation by the Company of debt owed by the Company to Acquiror in the aggregate amount of $798,998 as evidenced by that certain promissory notes dated December 22, 1999 and June 19, 2000, made by the Company in favor of Acquiror (the "Note").

                  1.3 Closing. The closing of the transaction contemplated by this Agreement (the "Closing") shall be deemed to have occurred when this Agreement has been executed by both Acquiror and the Company. If at the Closing any of the conditions specified in Section 5 hereof shall not have been fulfilled to the reasonable satisfaction of Acquiror, then Acquiror shall, at his election, be relieved of all of his obligations under this Agreement, without thereby waiving any other rights he may have by reason of such failure or fulfillment. If at the Closing any of the conditions specified in Section 4 hereof shall not have been fulfilled to the reasonable satisfaction of the Company, the Company shall, at its election, be relieved of all of its obligations under this Agreement, without thereby waiving any other rights it may have by reason of such failure or unfulfillment. At the Closing, the Company shall deliver the certificates evidencing the Shares and Acquiror shall deliver the Note to be marked cancelled.

         2. Representation and Warranties of the Company. The Company hereby represents and warrants to Acquiror as follows:

                  2.1 Organization, Good Standing and Qualification. The Company is a corporation validly existing and in good standing under the laws of the state of Nevada and has all requisite power and authority to own or lease and operate its properties and assets and to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, operations, prospects, condition (financial or other), or properties.

                  2.2 Capitalization. The authorized capital of the Company consists of:

                  (a) Common Stock. 45,000,000 shares of common stock ("Common Stock"), par value $.001, of which 21,471,252 shares are issued and outstanding as of the date hereof and the Company has entered into a stock purchase agreement for 500,000 shares of Common Stock as of October 25, 2000.

                  (b) Preferred Stock. 5,000,000 shares of preferred stock ("Preferred Stock"), par value $.001, none of which is outstanding. The Preferred Stock may be issued from time to time in one or more series and the Board of Directors is authorized to fix the rights and terms relating to dividends, conversion, voting, redemption, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each such series. The terms of the Series A Convertible Preferred Stock shall be in substantially the form set forth on Exhibit A.

                  (c) Warrants and Options. As of the date hereof, there were outstanding warrants to purchase up to 1,480,000 shares of Common Stock. As of the date hereof, options in the amount of 1,825,144 shares were outstanding and held by current employees, officers, and directors pursuant to the Company's Stock Option Plan and 686,667 were outstanding and held by former directors and employees and others.


                  2.3 Valid Issuance of Securities. All of the outstanding shares of the Company's stock have been duly and validly authorized and issued, are fully paid and nonassessable, and no further approval or authority of the stockholders or the directors of the Company will be required by the Company for the issuance of the Securities. The Securities when issued in accordance with the terms of this Agreement will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

                  2.4 Financial Statements. Except as otherwise stated in the notes thereto, the audited financial statements contained in the Form 10-K for the year ended October 31, 1999 and the unaudited financial statements contained in the Forms 10-Q filed subsequent thereto have been prepared in conformity with United States generally accepted accounting principles applied, except as stated therein, on a consistent basis. The financial statements fairly present the


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
financial position and result of operations and changes in financial position of the Company as of the dates and for the periods indicated.

                  Except as reflected in such financial statements and the notes thereto, the Company has no liabilities, absolute or contingent, material to the operations, business, prospects, assets, properties, or condition (financial or other) of the Company, other than (i) ordinary course liabilities incurred since the last date of such financial statements in connection with the conduct of the business of the Company and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under United States generally accepted accounting principles to be reflected in the financial statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                  2.5 No Conflict with Other Instruments. Neither the issuance of the Securities nor the consummation of the transactions herein contemplated, will: (i) conflict with or constitute a breach of, permit the termination of, constitute a default under, or violation of (A) the Restated Articles of Incorporation, as amended, or bylaws of the Company, (B) any material agreement, indenture, mortgage, deed of trust or other material instrument or agreement or undertaking by which the Company is bound or to which any of its properties is subject, or, (C) to the knowledge of the Company, a violation of any law, administrative regulation, or court decree to which the properties or assets of the Company is subject; or (ii) result in the creation or imposition of any material lien, charge or encumbrance upon the property or assets of the Company.

                  2.6 Authorization. The Company has the corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate actions, and this Agreement constitutes a legal, valid, binding and enforceable obligation of the Company. No consent, approval, authorization or order of any court or governmental agency or board or any other third party, or registration, qualification, designation or filing with any Federal, state or local authority is required to consummate the transactions contemplated by this Agreement.

         3. Representations and Warranties of Acquiror. By executing this Agreement, Acquiror hereby represents and warrants to and covenants with the Company as follows:

                  3.1 Authorization. Acquiror has the power and authority to enter into this Agreement and to perform all of his obligations hereunder and this Agreement constitutes a valid, binding and enforceable obligation of Acquiror.

                  3.2 Legal Investment and Compliance with Laws. The acquisition of the Securities by Acquiror is legally permitted by all laws and regulations to which Acquiror is subject and all consents, approvals, authorizations of or designations, declarations, or filings in connection with the valid execution and delivery of this Agreement by Acquiror or the acquisition of the Securities by Acquiror has been obtained, or will be obtained. Acquiror hereby represents that he has satisfied himself as to the full observance of the laws in connection with his acquisition of the Securities or any use of this Agreement, including the income tax and other tax consequences, if any, which may be relevant to the acquisition, holding, redemption, sale, or transfer of the Securities. Such Acquiror's acquisition, and his continued beneficial ownership of the Securities, will not violate any applicable securities or other laws.

                  3.3 Access to Information. Acquiror acknowledges that he has received the Company's Form 10-K for the period ended October 31, 1999 and the Forms 10-Q filed subsequent thereto (the "Offering Documents"), and is familiar with and understands the operations of the Company.

                  (a) Acquiror understands and acknowledges that the Offering Documents provided in connection with this investment have been prepared by the Company. Accordingly, Acquiror understands and acknowledges that no independent investment banking firm or legal counsel have passed upon or assumed any responsibility for the accuracy, completeness, or fairness of the information contained in the Offering Documents.

                  (b) Acquiror understands and acknowledges that any financial projections provided in connection with this investment and have not been prepared by independent accountants and are based on numerous assumptions regarding sales, revenues, and expenses and other factors which may not be realized in the future.

                  (c) Acquiror acknowledges that he has been encouraged to rely upon the advice of his legal counsel and accountants or other financial advisers with respect to the financial, tax, and other considerations relating to the acquisition of the Securities and has been offered, during the course of discussions concerning the acquisition of the Securities, the opportunity to ask such questions and inspect such documents concerning the Company and its business and affairs as Acquiror has requested so as to understand more fully the nature of the investment and to verify the accuracy of the information supplied.

                  (d) Acquiror represents and warrants that, in determining to acquire the Securities, he has relied solely upon the documents provided and the advice of his advisors with respect to the tax, foreign and U.S., and other consequences involved in acquiring the Securities.

                  3.4 Acquisition for Investment and Unregistered Nature of the Securities.

                  (a) Acquiror represents and warrants that the Securities being acquired are being acquired for his own account without a view to public distribution or resale and that Acquiror has no contract, understanding, agreement, or arrangement to sell or otherwise transfer or dispose of the Securities or any portion thereof to any other person.

                  (b) Acquiror represents and warrants that he (i) is experienced in evaluating and investing in securities of companies in the developmental stage and acknowledges that he can fend for himself, (ii) can bear the economic risk of the acquisition of the Securities including the total loss of his investment, and (iii) has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in the Securities.

                  (c) Acquiror understands that the Securities have not been registered under the 1933 Act, or the securities laws of any state and are subject to substantial restrictions on resale or transfer.

                  (d) Acquiror agrees that he will not sell or otherwise transfer or dispose of the Securities or any portion thereof unless such Securities are registered under the 1933 Act and any applicable state securities laws, or unless Acquiror obtains an opinion of counsel which is reasonably satisfactory to the Company that such Securities may be sold in reliance on an exemption from such registration requirements.

                  (e) Acquiror understands that (i) the Company may place a legend on any certificates representing the Securities indicating that the Securities may not be transferred except in accordance with an exemption from the 1933 Act, (ii) the Company will not register a transfer not made in accordance with an exemption from the 1933 Act, and (iii) Acquiror therefore may be precluded from selling or otherwise transferring or disposing of any of the Securities or any portion thereof for an indefinite period of time or at any particular time.

                  3.5 Further Representations and Understandings.

                  (a) Acquiror understands that no federal or state agency including the Securities and Exchange Commission, the Arizona Corporation Commission, or the securities commission or authorities of any other state has approved or disapproved the Securities, passed upon or endorsed the merits of the offering or the accuracy or adequacy of the documents, or made any finding or determination as to the fairness of the Securities for public investment and any representation to the contrary is a criminal offense.

                  (b) Acquiror understands that the Securities are being offered in reliance on specific exemptions or exclusions from the registration requirements of federal and state laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings set forth herein in order to determine the suitability of Acquiror to acquire the Shares.

                  (c) Acquiror represents and warrants that the information set forth herein concerning Acquiror is true and correct.

         4. Conditions to Obligations of the Company. The obligations of the Company under this Agreement are subject to satisfaction of the following conditions at or prior to the Closing, any of which may be waived by the
Company:

                  4.1 Representations and Warranties Correct. All of the representations and warranties of Acquiror contained in this Agreement shall be true and correct in all material respects as of the Closing with the same effect as if made on the date of Closing.

                  4.2 Performance of Covenants and Agreements. All of the covenants and agreements of Acquiror contained in this Agreement and required to be performed on or before the date of Closing shall have been performed in all material respects to the reasonable satisfaction of the Company.

                  4.3 Legal Action.

                  (a) There shall not have been instituted any material legal proceeding seeking to prohibit the consummation of the transactions contemplated by this Agreement.

                  (b) None of the parties hereto shall be prohibited in any order, writ, injunction or decree of any governmental body of competent jurisdiction from consummating the transactions contemplated by this Agreement, and no material action or proceeding shall then be pending which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the parties in connection herewith or in connection with any of the transactions contemplated hereby.

         5. Conditions to Obligations of Acquiror. The obligations of Acquiror under this Agreement are subject to satisfaction of the following conditions at or prior to the Closing, any of which may be waived by Acquiror.

                  5.1 Representations and Warranties Correct. All of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Closing with the same effect as if made on the date of Closing.

                  5.2 Legal Action.

                  (a) There shall not have been instituted or threatened any legal proceedings seeking to prohibit the consummation of the transactions contemplated by this or any like Agreement, or to obtain damages from Acquiror.

                  (b) None of the parties hereto or to other like agreements in connection with this offering shall be prohibited by any order, writ, injunction or decree of any governmental body of competent jurisdiction from consummating the transactions contemplated by this or any like Agreement, and no action or proceeding shall then be pending which questions the validity of this or any like Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the parties in connection herewith or in connection with any of the transactions contemplated hereby.

         6. Legends. The certificates evidencing any of the Securities shall be endorsed with the legend set forth below, and Acquiror covenants that Acquiror shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate:

         THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, (THE "1933 ACT") OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY WERE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION PURSUANT TO SECTION 4(2) OF THE 1933 ACT. THE SHARES MAY


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
         NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SHARES ARE REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IS OBTAINED WHICH IS REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH OFFERS, SALES AND TRANSFERS MAY BE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

         7.       Miscellaneous.

                  7.1 Notices. All notices or other communications given or made hereunder shall be in writing and shall be deemed delivered personally to the party being given notice or by facsimile, overnight courier service or by registered or certified mail, return receipt requested, postage prepaid if to Acquiror at his address set forth herein or if to the Company at the address set forth herein or at such other address as may have been furnished by the Company to Acquiror.

                  7.2 Construction. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all terms and provisions hereof shall be construed in accordance with and governed by the laws of the state of Arizona without giving effect to principles of conflicts of law.

                  7.3 Entire Agreement; Amendments and Waiver. This Agreement and Exhibit A hereto set forth the entire understanding of the parties with respect to the transactions contemplated hereby, and neither party shall be bound by nor deemed to have made any representations and/or warranties except those contained herein or incorporated herein by reference. The provisions of this Agreement, including Exhibit A hereto, may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of Acquiror.

                  7.4 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, estate, successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  7.5 Headings. The terms used in this Agreement shall be deemed to include the masculine and the feminine in the singular and the plural as the context requires. The headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

                  7.6 Survival of Representations and Warranties. All representations and warranties contained herein will survive the execution and delivery of this Agreement and delivery of and payment for the Securities regardless of any investigation made by or on behalf of the parties.


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
                  7.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the date indicated above.

ACQUIROR:                               DELIVERY INSTRUCTIONS:

                                        Type or print address where certificates
/s/ Milton Okin                         be delivered
----------------------------------
Milton Okin
                                        306 Brevoort Lane
                                        ----------------------------------------

                                        ----------------------------------------
                                        Street
BIONUTRICS, INC.
                                        Rye, New York
                                        ----------------------------------------
                                        City, State or Province, Country
By:  /s/ Ronald H. Lane
     -----------------------------
Name:  Ronald H. Lane                   914-698-4325
       ---------------------------      ----------------------------------------
Its:  President                         Telephone Number
     -----------------------------
                                        Attention:  Milton Okin
                                                   -----------------------------


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
                                                                   EXHIBIT 10.41


                                    EXHIBIT A


                           CERTIFICATE OF DESIGNATION


         Bionutrics, Inc. (the "Corporation"), a Nevada corporation, pursuant to NRS 78.1955, hereby certifies that:


         The Board of Directors of the Corporation, pursuant to authority expressly vested in it by the provisions of the Corporation's Restated Articles of Incorporation, as amended, duly adopted the following resolution creating Series A Convertible Preferred Stock of the Corporation to consist initially of 600,000 shares, and fixing the designations, preferences, rights, qualifications, limitations and restrictions thereof, of the shares of such series, pursuant to a Unanimous Written Consent, dated October 25, 2000:

                  RESOLVED, that pursuant to authority expressly granted to the Board of Directors by the provisions of this Corporation's Restated Articles of Incorporation, as amended, the Board of Directors hereby creates this series of Series A Convertible Preferred Stock of the Corporation to consist initially of 600,000 shares (the "Series") and hereby fixes the designations, preferences and rights, and qualifications, limitations and restrictions thereof, as follows:

                  1. DESIGNATION OF SERIES AND NUMBER OF SHARES. This Series shall have a par value of $.001 per share and shall be designated as "Series A Convertible Preferred Stock." The number of authorized shares of Series A Convertible Preferred Stock shall be 600,000, which number from time to time may be increased or decreased (but not below the number of shares of the series then outstanding) by resolution of the Board of Directors of the Corporation.

                  2. DIVIDENDS. Subject to provisions of law, the holders of record of shares of the Series A Convertible Preferred Stock shall be entitled to receive cash dividends, which shall be payable when, as and if declared by the Board of Directors, out of assets which are legally available for the payment of such dividends, including any special dividends declared by the Board of Directors as well as ordinary dividends, at an annual rate equal to $0.108 per share of Series A Convertible Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Series A Convertible Preferred Stock), provided that such dividends shall not be currently payable and shall only be payable when and if specifically provided herein. Dividends shall be cumulative, without compounding, and shall accrue daily on each share of Series A Convertible Preferred Stock from the date of issue thereof. Dividends payable on the Series A Convertible Preferred Stock for any period less than a full year shall be computed on the basis of the actual number of days elapsed and a 365-day year. No dividends shall be paid or declared, and no other distribution shall be made, other than distributions or dividends to effect a stock split, on or with respect to the Common Stock of the Corporation as long as there are shares of Series A Convertible Preferred

Stock issued and outstanding. Upon the conversion of shares of the Series A Preferred Stock into Common Stock of the Corporation, all cumulative dividends with respect to such converted shares shall be cancelled.

                  3. LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) TREATMENT AT SALE, LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment is made to any holders of any shares of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series A Convertible Preferred Stock, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated to be senior to, or on a parity with, the Series A Convertible Preferred Stock, the holders of shares of Series A Convertible Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock whether such assets are capital, surplus or earnings, an amount equal to $1.35 per share of Series A Convertible Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Series A Convertible Preferred Stock), plus any dividends accrued or declared but unpaid on such shares (such amount, as so determined, is referred to herein as the "Series A Liquidation Value" with respect to such shares). After payment has been made to the holders of the Series A Convertible Preferred Stock and any series of Preferred Stock designated to be senior to, or on a parity with, the Series A Convertible Preferred Stock, of the full liquidation preference to which such holders shall be entitled as aforesaid, the remaining assets shall be distributed among the holders of Common Stock on a pro-rata basis.

                  (b) INSUFFICIENT FUNDS. If upon such liquidation, dissolution or winding up the assets or surplus funds of the Corporation to be distributed to the holders of shares of Series A Convertible Preferred Stock and any other then-outstanding shares of the Corporation's capital stock ranking on a parity with respect to payment on liquidation with the Series A Convertible Preferred Stock (such shares being referred to herein as the "Series A Parity Stock") shall be insufficient to permit payment to such respective holders of the full Series A Liquidation Value and all other preferential amounts payable with respect to the Series A Convertible Preferred Stock and such Series A Parity Stock, then the assets available for payment or distribution to such holders shall be allocated among the holders of the Series A Convertible Preferred Stock and such Series A Parity Stock, pro rata, in proportion to the full respective preferential amounts to which the Series A Convertible Preferred Stock and such Series A Parity Stock are each entitled.

                  (c) CERTAIN TRANSACTIONS TREATED AS LIQUIDATION. For purposes of this Section 3, (A) any acquisition of the Corporation by means of merger or other form of corporate reorganization or consolidation with or into another corporation in which outstanding shares of this Corporation, including shares of Series A Convertible Preferred Stock, are exchanged for securities or other consideration issued, or caused to be issued, by the other corporation or its subsidiary and, as a result of which transaction, the shareholders of this Corporation own 50% or less of the voting power of the surviving entity, or (B) a sale, transfer or lease (other than a pledge or grant of a security interest to a bona fide lender) of all or substantially all of the assets of the Corporation (other than to or by a wholly-owned subsidiary or parent of the Corporation) (a "Change of Control Transaction"), shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series A Convertible Preferred Stock to receive the amount that would be received in a liquidation, dissolution or winding up pursuant to Section 3(a) hereof, if the holders of at least 50% of the then outstanding shares of Series A Convertible Preferred Stock so elect by giving written notice thereof to the Corporation at least three days before the effective date of such event. The Company will provide the holders of Preferred Stock with notice of all transactions which are to be treated as a liquidation, dissolution or winding up pursuant to this Section 3(c) twenty (20) days prior to the earlier of the vote relating to such transaction or the closing of such transaction.

                  (d) DISTRIBUTIONS OF PROPERTY. Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors, unless the holders of 50% or more of the then outstanding shares of Series A Convertible Preferred Stock request, in writing, that an independent appraiser perform such valuation, then by an independent appraiser selected by the Board of Directors and reasonably acceptable to 50% or more of the holders of such series of Preferred Stock.

                  4. VOTING POWER.

                  (a) GENERAL. Except as otherwise required by law, each holder of Series A Convertible Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the number of whole shares of Common Stock into which such holder's shares of Series A Convertible Preferred Stock could then be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise required by law, the holders of shares of Preferred Stock and Common Stock shall vote together as a single class on all matters.

                  5. CONVERSION RIGHTS. The holders of the Series A Convertible Preferred Stock shall have the following rights with respect to the conversion of such shares into shares of Common Stock:

                  (a) GENERAL. Subject to and in compliance with the provisions of this Section 5, any or all shares of the Series A Convertible Preferred Stock may, at the option of the holder thereof, be converted at any time on or after October 27, 2001 into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Convertible Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying the Series A Applicable Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Series A Convertible Preferred Stock being converted at any time.

                  (b) APPLICABLE CONVERSION RATE. The conversion rate in effect at any time for the Series A Convertible Preferred Stock (the "Series A Applicable Conversion Rate") shall be the quotient obtained by dividing $1.35 by the Series A Applicable Conversion Value, as defined in Section 5(c). Initially, the Series A Applicable Conversion Rate shall be one (1), and each share of Series A Convertible Preferred Stock shall initially be convertible into one (1) share of Common Stock.

                  (c) APPLICABLE CONVERSION VALUE. The Series A Applicable Conversion Value in effect from time to time shall be $1.35 with respect to the Series A Convertible Preferred Stock (the "Series A Applicable Conversion Value").

                  (d) DIVIDENDS. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series A Convertible Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series A Convertible Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 5(h)), retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A Convertible Preferred Stock.

                  (e) CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or a merger, consolidation or sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holder of each share of Series A Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                  (f) MERGER, CONSOLIDATION OR SALE OF ASSETS. If at any time or from time to time there shall be a merger or consolidation of the Corporation with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Corporation), or the sale of all or substantially all of the Corporation's capital stock or assets to any other person, then, unless such a transaction is treated as a liquidation under Section 3(c), as a part of such reorganization, merger, or consolidation or sale, provision shall be made so that the holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation, to which such holder would have been entitled if such holder had converted its shares of Series A Convertible Preferred Stock immediately prior to such capital reorganization, merger, consolidation or sale. In any such case, unless such a transaction is treated as a liquidation under Section 3(c), appropriate adjustment shall be made in the application of the provisions of this Section 5 to the end that the provisions of this Section 5 (including adjustment of the Series A Applicable Conversion Value then in effect and the number of shares of Common Stock or other securities issuable upon conversion of such shares of Series A Convertible Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

                  (g) CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Series A Applicable Conversion Rate, the Corporation at its expense will furnish each holder of Series A Convertible Preferred Stock with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  (h) EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege, a holder of Series A Convertible Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Convertible Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series A Convertible Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series A Convertible Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Convertible Preferred Stock in accordance with the provisions of this Section 5, rounded up to the nearest whole share as provided in Section 5(i), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Convertible Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                  (i) NO ISSUANCE OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Convertible Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Convertible Preferred Stock, the Corporation shall round up to the next whole share of Common Stock issuable upon the conversion of shares of Series A Convertible Preferred Stock. The determination as to whether any fractional shares of Common Stock shall be rounded up shall be made with respect to the aggregate number of shares of Series A Convertible Preferred Stock being converted at any one time by any holder thereof, not with respect to each share of Series A Convertible Preferred Stock being converted.

                  (j) PARTIAL CONVERSION. In the event some but not all of the shares of Series A Convertible Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Convertible Preferred Stock which were not converted.

                  (k) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Convertible Preferred Stock (including any shares of Series A Convertible Preferred Stock represented by any warrants, options, subscription or purchase rights for Series A Convertible Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock (including any shares of Series A Convertible Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (l) NO REISSUANCE OF PREFERRED STOCK. No share or shares of Series A Convertible Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Convertible Preferred Stock.

                  6. REDEMPTION.

                  (a) OPTIONAL REDEMPTION. The Corporation may, at any time and from time to time, redeem, on such date (the "Redemption Date"), all of the then outstanding shares of Series A Convertible Preferred Stock. The redemption price for each share of Preferred Stock redeemed pursuant to this Section 6(a) shall initially be $1.35 per share in cash plus all accrued and/or declared but unpaid dividends on such shares up to and including the date fixed for redemption (the "Redemption Price"). The Redemption Price set forth in this Section 6 shall be subject to equitable adjustment with respect to each series of Preferred Stock whenever there shall occur a stock split, stock dividend, combination, recapitalization, reclassification or other similar event involving a change in the Series A Convertible Preferred Stock. The Redemption Price shall be payable on the Redemption Date. To the extent that the Company may not legally redeem such shares of Preferred Stock, such redemption shall take place as soon as legally permitted.

                  (b) INSUFFICIENT FUNDS FOR REDEMPTION.

                           (i) If the funds of the Corporation legally available
for redemption of the Series A Convertible Preferred Stock on the Redemption Date are insufficient to redeem the number of shares of Series A Convertible Preferred Stock to be so redeemed on such Redemption Date, the holders of shares of Series A Convertible Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the number of shares owned by them if the shares to be so redeemed on such Redemption Date were redeemed in full. The shares of Series A Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein.

                           (ii) At any time thereafter when additional funds of
the Corporation are legally available for the redemption of such shares of Series A Convertible Preferred Stock, such funds will be used, as soon as practicable but no later than the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

                  (c) REDEMPTION PROPORTIONATE. Each redemption of Series A Convertible Preferred Stock pursuant to this Section 6 shall be made so that the number of shares of Series A Convertible Preferred Stock to be redeemed from each registered owner shall be on a pro rata basis according to the respective liquidation preferences of shares of Series A Convertible Preferred Stock which each such holder of Series A Convertible Preferred Stock owns of record as of the applicable Redemption Date.

                  (d) REDEMPTION NOTICE. At least 15 days prior to the Redemption Date, written notice (hereinafter referred to as the "Redemption Notice") shall be mailed, first class or certified mail, postage prepaid, by the Corporation to each holder of record of Series A Convertible Preferred Stock which are to be redeemed, as its address shown on the records of the Corporation; provided, however, that the Corporation's failure to give such Redemption Notice as to any holder shall not affect its obligation to redeem the Series A Convertible Preferred Stock as provided in this Section 6 hereof as to such holder. The Redemption Notice shall contain the following information:

                           (i) the number of shares of Series A Convertible
Preferred Stock held by the holder which are to be redeemed by the Corporation;

                           (ii) the Redemption Date and the Redemption Price;
and

                           (iii) that the holder is to surrender to the
Corporation, at the place designated therein, its certificate or certificates representing the Series A Convertible Preferred Stock to be redeemed.

                  (e) SURRENDER OF CERTIFICATES. Each holder of Series A Convertible Preferred Stock shall surrender the certificate(s) representing such shares to the Corporation at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares as set forth in this Section 6 shall be paid to the order of the person whose name appears on such certificate(s) and each surrendered certificate shall be canceled and retired. In the event some but not all of the Series A Convertible Preferred Stock represented by a certificate(s) surrendered by a holder are being redeemed, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Convertible Preferred Stock which were not redeemed.

                  The rights of redemption of the holders of Series A Convertible Series A Convertible Preferred Stock are subject to the rights and preferences of any class or series of preferred stock that may be designated to be senior to, or on parity with, the Series A Convertible Series A Convertible Preferred Stock with respect to rights of redemption.

                  (f) DIVIDENDS AND CONVERSION AFTER REDEMPTION. After redemption, no shares of Series A Convertible Preferred Stock shall be entitled to any further rights hereunder (other than the right to receive the Redemption Price); provided, however, that in all events such redemption is consummated.

         7. REGISTRATION OF TRANSFER. The Corporation will keep at its principal office a register for the registration of shares of Series A Convertible Preferred Stock. Upon the surrender of any certificate representing shares of Series A Convertible Preferred Stock at such place, the Corporation will, at the request of the record holders of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefore representing the aggregate number of shares of Series A Convertible Preferred Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series A Convertible Preferred Stock as is required by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

         8. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Convertible Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of an unsecured indemnity from the holder reasonably satisfactory to the Corporation or, in the case of such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Convertible Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         9. NOTICES OF RECORD DATE. In the event of:

                  (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series A Convertible Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least ten (10) days prior to the earlier of (1) the date specified in such notice on which such record is to be taken and (2) the date on which such action is to be taken.

         10. NOTICES. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any shareholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by any such holder).

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series A Convertible Preferred Stock to be executed by its President and Secretary this 28th day of November, 2000.

                                   BIONUTRICS, INC.

                                   By: /s/ Ronald H. Lane
                                       -----------------------------------------
                                   Name:  Ronald H. Lane
                                   Its: President

                                   BIONUTRICS, INC.

                                   By: /s/ Ronald H. Lane
                                           -------------------------------------
                                   Name:  Ronald H. Lane
                                   Its: Secretary

STATE OF ARIZONA      )
                      ) ss:
County of Maricopa    )

         The foregoing instrument was acknowledged before me this 28th day of November, 2000, by Ronald H. Lane, the President and Secretary of Bionutrics, Inc., a Nevada corporation, on behalf of such corporation.

                                           Wendi S. Hicks
                                           -------------------------------------
                                           Notary Public

My commission expires:

04-30-04
----------------------